                                 AMENDMENT NO. 1
                                       TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     AMENDMENT to the Amended and Restated Employment dated as of the 20th day of August, 1996 between Golden Books Family Entertainment, Inc., a Delaware Corporation (the "Company") and Richard E. Snyder (the "Executive").

     WHEREAS, the Company and the Executive entered into an employment agreement on May 8, 1996, which employment agreement was amended and restated pursuant to the Amended and Restated Employment Agreement dated as of the 20th day of August, 1996 (the "Employment Agreement"); and

     WHEREAS, the Company and the Executive now desire to enter into this Amendment to amend the Employment Agreement upon the terms, and subject to the conditions, set forth herein;

     NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment Period. Executive's employment period as set forth in Section 2 of the Employment Agreement is hereby extended, and will end on the seventh anniversary of the Closing Date.

     2. Compensation. Executive's Annual Base Salary, as set forth in Section 3(b)(i) of the Employment Agreement, is hereby increased to $950,000, retroactive to January 1, 1997. In addition, upon the execution of this Amendment, Executive shall receive a signing bonus of $500,000, payable on the date hereof.

     3. Exchange Option Agreement. Notwithstanding anything to the contrary in the Executive Officer Bonus Plan (the "Plan"), Section 4 of The Exchange Option Agreement between the Executive and the Company dated as of May 13, 1997 is hereby amended to provide that the Exchange Options granted thereu under, once vested pursuant to Section 4 of the Exchange Option Agreement and the terms of the Plan, will remain exercisable after Executives death or Retirement, or the termination of his employment by reason of Disability or Change of Control, until May 13, 2007.

     4. Certain Terms. All capitalized terms used herein and not defined shall have the meanings given to them in the Employment Agreement, except that capitalized terms used in paragraph 3 above and not defined shall have the meanings given to them in the Exchange Option Agreement.

IN WITNESS WHEREOF, the Executive has hereunder set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of this 9th day of September, 1997.




                                  RICHARD E. SNYDER



                                  /s/  Richard E. Snyder
                                  ----------------------



                                 GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.



                                  /s/  Philip E. Rowley
                                  ---------------------